Exhibit 3.2
CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
SILVER SPINCO INC.
Silver Spinco Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:
FIRST:        Article I of the Corporation’s certificate of incorporation (the “Certificate of Incorporation”) is hereby amended and restated in its entirety to read as follows:
“The name of the corporation is Fortrea Holdings Inc.”
SECOND:    The foregoing amendment of the Certificate of Incorporation has been duly adopted by the Corporation’s board of directors in accordance with the provisions of Section 242 of the DGCL.
THIRD:    This amendment to the Corporation’s Certificate of Incorporation shall become effective after the filing of this Certificate of Amendment with the Secretary of State of the State of Delaware.
[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment on this 8th day of March 2023.

Silver Spinco Inc.

By:	/s/ Sandra D. van der Vaart
Name: Sandra D. van der Vaart
Title: President and Secretary